Exhibit 99.1

Nuvve Provides Fourth Quarter and Full Year 2024 Financial Update
Investor Conference Call to be Held Today at 5:00 PM Eastern Time (2:00 PM PT)

SAN DIEGO, CA - March 31, 2025 — Nuvve Holding Corp. (Nuvve) (Nasdaq: NVVE), a global leader in grid modernization and vehicle-to-grid (V2G) technology, today provided a fourth quarter and full-year 2024 update.
 Fourth Quarter Highlights and Recent Developments

•Increased megawatts under management by 22.3% to 30.7 megawatts as of December 31, 2024, from 25.1 megawatts as of December 31, 2023
•Reduced operating expenses excluding cost of sales by $2.0 million in the fourth quarter of 2024 to $5.9 million compared to $7.9 million in the fourth quarter of 2023
•Generated cash and cash equivalents of $0.4 million as of December 31, 2024, and during first three months of 2025 raised approximately $2.6 million in gross proceeds through debt obligations, private placement offerings, and exercise of warrants

Management Discussion

Gregory Poilasne, Chief Executive Officer of Nuvve, said “We were encouraged by the acceleration of revenues in the back half of the year after a slow start. We began 2025 with over $18 million in customer backlog which, along with the recent State of New Mexico contract award to deliver turnkey electrification services, provides us with strong support for growth in 2025.”

2024 Fourth Quarter Financial Review

Total revenue was $1.79 million for the three months ended December 31, 2024, flat compared to $1.64 million for the three months ended December 31, 2023. The modest increase in revenue was due mostly to flat customers sales orders and shipments. Revenue for the three months ended December 31, 2024 consisted of sales of DC and AC Chargers of about $1.18 million, grid services revenue of $0.01 million, and engineering services of $0.51 million, compared to sales of DC and AC $1.10 million, grid services of $0.05 million, and engineering services of $0.39 million for the three months ended December 31, 2023.

Cost of product and service revenues for the three months ended December 31, 2024, increased by $0.3 million to $1.5 million, or 28.8%, compared to $1.2 million for the three months ended December 31, 2023 due mostly to flat customers sales orders and shipments. Products and services margins for the three months ended December 31, 2024 decreased by 12.5% to 11.5%, compared to 24.0% for the same prior year period. Margin was negatively impacted mostly by a higher mix of hardware charging stations sales and a lower mix of engineering services.

Selling, general and administrative expenses consist of selling, marketing, payroll, administrative, finance, and professional expenses. Selling, general and administrative expenses were $5.1 million for the three months ended December 31, 2024, as compared to $5.9 million for the three months ended December 31, 2023, a decrease of $0.8 million, or 13.7%. The decrease during the three months ended December 31, 2024 was primarily attributable to decreases in compensation expenses of $0.7 million, including share-based compensation, decrease in legal expenses of $0.4 million, decrease in insurance related expenses of $0.1 million, and decrease in office related expenses of $0.1 million, partially offset by increase in travel-related expenses of $0.3 million and increase in public company related expenses of $0.2 million.
Research and development expenses decreased by $1.2 million, or 61.3%, from $2.0 million for the three months ended December 31, 2023 to $0.8 million for the three months ended December 31, 2024. The decreases during the three months ended December 31, 2024 were primarily attributable to decreases in compensation expenses and subcontractor expenses used to advance our platform functionality and integration with more vehicles.
Other income (expense) consists primarily of interest expense, change in fair value of warrants liability and derivative liability, and other income (expense). Other income (expense) decreased by $0.38 million of expense, from $0.13 million of other income for the three months ended December 31, 2023, to $0.52 million in other expense for the three months ended December 31, 2024. The decrease during the three months ended December 31, 2024 was primarily attributable to the change in fair value of the warrants/investment rights liability, convertible notes, and increase in interest expense on debt obligations.
Net loss decreased by $2.2 million from net loss of $7.3 million for the three months ended December 31, 2023, to $5.1 million of net loss for the three months ended December 31, 2024. The decrease in net loss was primarily due to a decrease in operating expenses of $1.7 million, increase in revenue of $0.14 million, and an increase in other income, net of $0.4 million.
Net Loss Attributable to Non-Controlling Interest
Net loss attributable to non-controlling interest was $0.03 million and $0.04 million for the three months ended December 31, 2024 and 2023, respectively.
Net loss is allocated to non-controlling interests in proportion to the relative ownership interests of the holders of non-controlling interests in Deep Impact and Levo entities. Nuvve own 51% of Deep Impact common units during the three months ended December 31, 2024, and 51% of Levo's common units during the three months ended December 31, 2023. Nuvve had determined that Deep Impact and Levo were variable interest entities (“VIE”) in which Nuvve was the primary beneficiary. Accordingly, Nuvve consolidated Deep Impact and Levo, and recorded a non-controlling interest for the share of Deep Impact and Levo owned by other parties during the three months ended December 31, 2024 and 2023.
Stonepeak and Evolve conditional capital contribution commitments expired on August 4, 2024. On October 15, 2024, Nuvve, Stonepeak, and Evolve entered into Sale Agreement, pursuant to which Stonepeak and Evolve sold their combined 49% membership interest in Levo to Nuvve for a de minimis price. As a result of the closing of the Sale Agreement, Nuvve became the 100% owner of Levo. On December 13, 2024, the Company dissolved Levo as an entity.

Megawatts Under Management

Megawatts under management refers to the potential available charging capacity Nuvve is currently managing around the world.

Conference Call Details
Nuvve will hold a conference call to review its financial results for the fourth quarter of 2024, along with other company developments at 5:00 PM Eastern Time (2:00 PM PT) today, Thursday, March 31, 2025.

To participate in the call, please register for and listen via a live webcast, available in the ‘Events' section of Nuvve’s investor relations website at https://investors.nuvve.com/. In addition, a replay of the call will be made available for future access.
About Nuvve Holding Corp.
Nuvve Holding Corp. (Nasdaq: NVVE) is leading the electrification of the planet, beginning with transportation, through its intelligent energy platform. Combining the world’s most advanced vehicle-to-grid (V2G) technology and an ecosystem of electrification partners, Nuvve dynamically manages power among electric vehicle (EV) batteries and the grid to deliver new value to EV owners, accelerate the adoption of EVs, and support the world’s transition to clean energy. By transforming EVs into mobile energy storage assets and networking battery capacity to support shifting energy needs, Nuvve is making the grid more resilient, enhancing sustainable transportation, and supporting energy equity in an electrified world. Since its founding in 2010, Nuvve has successfully deployed V2G on five continents and offers turnkey electrification solutions for fleets of all types. Nuvve is headquartered in San Diego, California, and can be found online at nuvve.com.

Nuvve and associated logos are among the trademarks of Nuvve and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "aims," "anticipates," "plans," "looking forward to," "estimates," "projects," "assumes," "guides," "targets," "forecasts," "continue," "seeks" or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning Nuvve’s expectations, plans, intentions, strategies, prospects, business plans, product and service offerings, new deployments, potential project successes, expected timing of recently announced projects, anticipated growth of various business areas and other statements that are not historical facts. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, https://investors.nuvve.com or on request from Nuvve. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Nuvve’s filings with the SEC. Such forward-looking statements speak only as of the date made, and Nuvve disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Nuvve Investor Contact
investorrelations@nuvve.com
+1 (619) 483-3448

Nuvve Press Contacts
press@nuvve.com
+1 (619) 483-3448

FINANCIAL TABLES FOLLOW
 NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current Assets
Cash	$371,497	$1,534,660
Restricted cash	320,000	480,000
Accounts receivable, net	2,148,198	1,724,899
Inventories	4,591,902	5,889,453
Prepaid expenses	494,986	994,719
Deferred costs	417,290	1,145,608
Other current assets	931,244	751,412
Total Current Assets	9,275,117	12,520,751
Property and equipment, net	613,958	766,264
Intangible assets, net	1,062,766	1,202,203
Investment in equity securities	670,951	670,951
Investment in leases	101,415	112,255
Right-of-use operating lease assets	4,493,360	4,839,526
Deferred costs - noncurrent	564,558	521,994
Financing receivables	—	288,872
Security deposit, long-term	15,687	27,690
Total Assets	$16,797,812	$20,950,506

Liabilities and Equity
Current Liabilities
Accounts payable	$1,882,357	$1,694,325
Accrued expenses	3,393,205	4,632,101
Deferred revenue - current	506,496	697,105
Debt -term loan	1,609,928	—
Due to related party - promissory notes - current	562,241	—
Convertible notes - current	2,475,162	—
Operating lease liabilities - current	914,800	856,250
Other liabilities	6,969	105,141
Total Current Liabilities	11,351,158	7,984,922

Operating lease liabilities - noncurrent	4,254,173	4,646,383
Deferred revenue - noncurrent	771,747	332,951
Due to related party - promissory notes - noncurrent	840,500	—
Warrants/investment rights liability	699,087	4,621
Derivative liability - non-controlling redeemable preferred shares	—	309,728
Other long-term liabilities	170,794	681,438
Total Liabilities	18,087,459	13,960,043

Commitments and Contingencies
Mezzanine equity
Redeemable non-controlling interests, preferred shares, zero par value, 1,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2024 and 3,138 shares issued and outstanding at December 31, 2023; aggregate liquidation preference of $0 and $3,750,201 at December 31, 2024 and December 31, 2023, respectively.	—	4,193,629
Class D Incentive units, zero par value, 1,000,000 units authorized, 0 and 50,000 units issued and outstanding at December 31, 2024 and December 31, 2023, respectively.	—	216,229
Stockholders’ Equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 904,949 issued and 903,269 outstanding at December 31, 2024; 124,659 shares issued and outstanding at December 31, 2023.	6,408	5,927
Treasury stock, at cost, 1,680 shares outstanding at December 31, 2024; 0 shares outstanding at December 31, 2023.	—	—
Additional paid-in capital	164,285,336	155,615,962
Accumulated other comprehensive income	46,494	93,676
Accumulated deficit	(165,599,076)	(148,240,859)
Nuvve Holding Corp. Stockholders’ Equity	(1,260,838)	7,474,706
Non-controlling interests	(28,809)	(4,894,101)
Total Stockholders’ (Deficit) Equity	(1,289,647)	2,580,605
Total (deficit) equity	(1,289,647)	6,990,463
Total Liabilities and Equity	$16,797,812	$20,950,506

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenue
Products	$1,179,078	$1,095,046	$2,568,573	$5,843,187
Services	520,742	441,956	2,307,679	2,162,218
Grants	86,255	107,675	409,977	326,757
Total revenue	1,786,075	1,644,677	5,286,229	8,332,162
Operating expenses
Cost of products	1,121,542	766,255	2,124,506	5,804,011
Cost of services	382,769	401,844	1,410,051	1,177,333
Selling, general, and administrative	5,126,547	5,943,574	17,671,110	24,694,693
Research and development	767,558	1,981,189	4,540,993	8,761,400
Total operating expenses	7,398,416	9,092,862	25,746,660	40,437,437

Operating loss	(5,612,341)	(7,448,185)	(20,460,431)	(32,105,275)
Other income
Interest (expense) income, net	(544,653)	2,988	(767,373)	108,182
Change in fair value of convertible notes	444,656	—	444,656	—
Change in fair value of warrants/investment rights liability	1,019,946	71,654	3,662,370	216,263
Change in fair value of derivative liability	—	(24,088)	(3,626)	49,497
Other, net	(404,825)	79,991	(300,408)	436,146
Total other (expense) income, net	515,124	130,545	3,035,619	810,088
Loss before taxes	(5,097,217)	(7,317,640)	(17,424,812)	(31,295,187)
Income tax expense	1,600	1,600	1,600	1,600
Net loss	$(5,098,817)	$(7,319,240)	$(17,426,412)	$(31,296,787)
Less: Net loss attributable to non-controlling interests	(28,809)	(35,495)	(28,809)	(12,456)
Net loss attributable to Nuvve Holding Corp.	$(5,070,008)	$(7,283,745)	$(17,397,603)	$(31,284,331)
Less: Preferred dividends on redeemable non-controlling interests	—	73,533	—	285,595
Less: Accretion on redeemable non-controlling interests preferred shares	—	161,466	—	645,864
Net loss attributable to Nuvve Holding Corp. common stockholders	$(5,070,008)	$(7,518,744)	$(17,397,603)	$(32,215,790)

Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(5.75)	$(69.80)	$(26.92)	$(403.57)

Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	881,144	107,711	646,329	79,827

  NUVVE HOLDING CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$(5,098,817)	$(7,319,240)	$(17,426,412)	$(31,296,787)
Other comprehensive (loss) income, net of taxes
Foreign currency translation adjustments, net of taxes	(27,652)	(10,863)	(47,182)	17,494
Total Comprehensive income (loss)	$(5,126,469)	$(7,330,103)	$(17,473,594)	$(31,279,293)
Less: Comprehensive income (loss) attributable to non-controlling interests, net taxes	(28,809)	(35,495)	(28,809)	(12,456)
Comprehensive income (loss) attributable to Nuvve Holding Corp.	$(5,097,660)	$(7,294,608)	$(17,444,785)	$(31,266,837)
Less: Preferred dividends on redeemable non-controlling interests	—	(73,533)	—	285,595
Less: Accretion on redeemable non-controlling interests preferred shares	—	(161,466)	—	(645,864)
Comprehensive income (loss) attributable to Nuvve Holding Corp. common stockholders	$(5,097,660)	$(7,059,609)	$(17,444,785)	$(30,335,378)

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Years Ended December 31,
	2024	2023
Operating activities
Net loss	$(17,426,412)	$(31,296,787)
Adjustments to reconcile to net loss to net cash used in operating activities
Depreciation and amortization	337,971	396,210
Share-based compensation	2,620,127	4,107,634
Change in fair value of warrants liability	(3,263,697)	(216,263)
Change in fair value of convertible notes	(444,656)	—
Change in fair value of derivative liability	3,626	(49,497)
Loss on warrants issuance	305,065	—
Gains from the sale of investments securities	—	(325,155)
Loss on disposal of asset	—	862
Amortization of discount on debt and promissory notes	87,222	—
Noncash lease expense	357,118	476,208
Change in operating assets and liabilities
Accounts receivable	(148,299)	(634,432)
Inventory	1,297,551	5,445,390
Prepaid expenses and other assets	1,506,991	(447,604)
Accounts payable	196,413	(696,098)
Accrued expenses and other liabilities	(1,422,380)	2,191,845
Deferred revenue	259,026	(206,641)
Net cash used in operating activities	(15,734,334)	(21,254,328)
Investing activities
Purchase of property and equipment	(45,395)	(188,433)
Proceeds from sale of investments in equity securities	—	1,325,155
Net cash provided by (used in) investing activities	(45,395)	1,136,722
Financing activities
Proceeds from debt and promissory notes obligations, net of issuance costs	6,470,500	—
Repayment of debt and promissory notes obligations	(654,655)	—
Payment of finance lease obligations	(10,074)	(8,140)
Proceeds from exercise of warrants	155,060	—
Proceeds from Direct Offering of common stock, net of offering costs	—	4,986,300
Proceeds from common stock offering, net of offering costs	8,502,086	884,586
Net cash provided by financing activities	14,462,917	5,862,746
Effect of exchange rate on cash	(6,351)	35,624
Net decrease in cash and restricted cash	(1,323,163)	(14,219,236)
Cash and restricted cash at beginning of year	2,014,660	16,233,896
Cash and restricted cash at end of year	$691,497	$2,014,660

Supplemental Disclosure of cash information:
Cash paid for interest	$563,345	$—
Cash paid for income taxes	$1,600	$—

Supplemental Disclosure of Noncash Investing Activity
Transfer of inventory to property and equipment	—	216,988